                                                                   Exhibit 3.10



                               TRINIDAD AND TOBAGO
                               -------------------




                   THE COMPANIES ORDINANCE CHAPTER 31 NUMBER 1



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                           A COMPANY LIMITED BY SHARES




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                            MEMORANDUM OF ASSOCIATION

                                       OF

                               RADIO FIVE LIMITED





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The name of the Company is "RADIO FIVE LIMITED".

The registered Office of the Company will be situate in Trinidad.

The objects for which the Company is established are:-

1. To carry on a commercial broadcasting station and a radio communication business and to supply programmes or parts of programmes suitable for the purposes of broadcasting by radio whether to be broadcast by the Company or by any other person, firm, corporation or authority.

2. To obtain all necessary permits or licences required for the purpose of enabling the Company to carry on its said business upon such terms and conditions as may be acceptable to it.

3. To acquire whether by purchase exchange lease building or otherwise any land or building in or from which or in relation to which any production event happening or occurrence suitable or likely to be suitable for forming a radio programme or any part thereof may take place or otherwise suitable for the business of the company.

4. To promote present organise arrange and provide every kind of entertainment diversion or instruction in whole or in part suitable for or which may directly or indirectly provide suitable material for a radio programme.

5. To acquire whether by purchase or otherwise the copyright in any material in which copyright may lawfully subsist.

6. To carry on all or any of the businesses of manufacturers, installers, maintainers, repairers of and dealers in electrical and electronic appliances and apparatus of every description, and of and in radio, television and telecommunication requisites and supplies, and electrical and electronic apparatus, appliances, equipment and stores of all kinds.

7. To carry out researches, investigations and experimental work of e every description in relation to electronics and the application and use of electricity.

8. To carry on all or any of the businesses of electrical, mechanical, motor and general engineers, manufacturers and merchants of, agents for, and dealers in engineering specialities of every description.

9. To buy, sell manufacture, repair, alter and otherwise deal in apparatus, plant, machinery, fittings, furnishings, tools, materials, products and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them or likely to be required by the customers of the company.

10. To carry on the trades or businesses of making, selling, hiring out, buying, installing, putting up, maintaining, repairing and working, telephones, telegraphs, radios, television sets, recording instruments and electronics, electrical and mechanical apparatus, equipment and fittings of all kinds whatsoever.

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11.  To carry on the trades or businesses of a telephone, telegraph, cable and wireless communications company and to establish, work manage sell, hire out, and maintain telephone exchanges, cable communications telegraph offices and radio and television receiving and transmitting stations and any other systems for communications whether consisting of sounds, visual images, electrical impulses or otherwise either alone or in any combination.

     (b) To carry on the business of importers and exporters wholesalers retailers distributors and manufacturers of and dealers in all kinds of produce goods wares furniture merchandise equipments machinery apparatus engines motors automobile carriages refrigeration and cooking units electrical and mechanical goods drugs medicines provisions confectionery ironmongery crockery cutlery general hardware leather goods dry goods local and imported timber utensils fittings for home and outdoor use and other articles and things for general household industrial and commercial use merchants and attorneys of foreign and local firms and corporations general commission insurance travel and shipping agents ship and launch owners marine motor and general mechanical and other machines machine-shop workers contractors and engineers refrigeration air conditioning radio telegram television and general electrical engineers and contractors workers and contractors in connection with wharves dockyard and shipways consulting engineers and contractors in all the classes and/or branches of civil motor mechanical aviation marine sanitary electrical and other engineering business or works.

     (c) To carry on all or any of the business of designers architects builders and contractors financiers pawnbrokers money lenders chemist and druggist confectioners mineral and aerated water manufacturers booksellers wine and spirit merchants garage proprietors warehouse keepers ship chandlers launders writers brokers lighterman, transporters or carriers by air sea and land dock owners wharfingers hotel and restaurant keepers ice manufacturers sand gravel cement and lime manufacturers upholsterers cabinet makers drapers decorators haberdashers cloth manufacturers furriers hosiers milliners and generally of and in all manufactured goods materials provisions and produce.

     (d) To carry on any of the business of gas-fitters land estate and house agents auctioneers appraisers valuers manufacturers of and dealers in hardware furniture jewelry plated goods perfumery soap and articles required for ornaments recreation and amusement gold and silver-smiths dealers in musical instruments bicycles and motor carriages letters of furnished or unfurnished houses flats or apartments nurserymen and florists.

     (e) To carry on the business of timber and other agricultural crop growers sawmill proprietors and timber merchants and to buy clear plant and work timber and agricultural estates to grow sell prepare for market manipulate process buy import export and deal in timber and woods of all kinds and agricultural crops and other produce.

     (f) To buy sell manufacture repair alter and exchange let on hire export deal in all kinds of articles equipment and things which may be required for the purposes of any of the said businesses or commonly supplied or dealt in by persons engaged in any such businesses or which may seem capable of being profitably dealt with in connection with any of the said businesses.

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     (g)    To receive money valuable goods and materials of all kinds on deposit or for safe custody.

     (h) To provide and conduct refreshment rooms newspaper rooms reading and writing rooms dressing rooms telephone and other conveniences for the use of customers and others.

     (i) To carry on the business of a co-operative store and generally supply society in all its branches and to transact all kinds of agency business.

     (j) To acquire take on purchase lease exchange license grant concession or otherwise become interested n in any lands plantations tenements and hereditaments of any tenure or description and all oils mines and other minerals quarries and works of such nature or any of them situate in the Country and any estate or interest therein whether in possession or revision and whether vested or contingent and whether subject or not to any charges or encumbrances and any rights easements licences concessions powers or other liberties over or connected with any such lands plantations tenements and hereditaments oils mines and other minerals quarries and other works and to hold or to sell lease let surrender exchange alienate mortgage charge encumber work operate or otherwise deal with all or any of such lands plantations tenements hereditaments oils mines and other minerals rights easements licences concessions powers or other liberties and quarries or other works.

     (k) To carry on any other business manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with any of the above specified businesses or directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

     (l) To acquire and undertake the whole or any part of the business goodwill and assets of any person firm or Company carrying on or proposing to carry on any of the business which this Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person firm or Company or acquire an interest in or amalgamate with or enter into any arrangement for sharing profits or for co-operation or for limiting competition or for mutual assistance with any such person firm or Company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired any Shares Debenture Stock or Securities that may be agreed upon and to hold and retain or sell mortgage and deal with any Shares Debentures Debenture Stock or Securities so received.

     (m) To purchase or by other means acquire any freehold leasehold warehouses shops factories mills refineries plants works or other buildings or property for any estate or interest whatever and any rights privileges or easements over or in respect of any property and any real or personal property or rights whatsoever which may be necessary for or may be conveniently used with or may enhance the value of any property of the Company.

     (n) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time be determined.

     (o) To lend and advance money or give credit to such persons and on such terms as may seem expedient and in particular to customers and other persons having dealings with the Company and to give guarantees or become security for any such persons.

     (p) To borrow or raise money in such manner as the Company shall think fit and in particular by the issue of Debenture or Debenture Stock perpetual or otherwise and to secure the repayment of any money borrowed raised or owing by mortgage charges or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital.

     (q) To draw make accept endorse discount execute and issue promissory notes bills of lading warrants debentures and other negotiable or transferable instruments.

     (r) To subscribe for take purchase or otherwise acquire and hold shares or other interest in our securities of any other company having objects altogether or in part similar to those of this company or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

     (s) To issue any shares or securities which the Company has power to issue by way of security and indemnity to any person whom the Company has agreed to is bound or willing to indemnify or in satisfaction of any liability and generally in every respect at such times and upon such conditions and considerations as the Board may think fit.

     (t) To pay for any property or rights acquired by the Company either in cash or in shares with or without preferred or deferred rights in respect of dividend or payment of capital or otherwise or by any securities which the Company has power to issue or partly in one mode and partly in another or others and generally on such terms as the Board may approve.

     (u) To act as Agents or Brokers. and as Trustees for any person firm or Company and to undertake and perform sub-contract and also to act in any of the business of the Company through or by means of Agents Brokers sub-contractors or others.

     (v) to pay bonuses gratuities pensions incentives severance and other benefits to or remunerate any person firm or Company as the case may be rendering service to this Company whether be cash payment or by the allotment to him or them of Employee or other shares or securities of the company credited as paid up in full or in part or by Employee Profit Share and Remuneration Schemes and to implement any Health Hospitalisation Recreational Vacation Educational retirement or other incentive or Employee Benefit Schemes.

     (w) To promote any other Company for the Purpose of acquiring all or any of the property or undertaking any of the liabilities which appear likely assist or benefit this Company or to enhance the value of any property or business of the Company and to place or guarantee the placing of underwrite subscribe for or acquire all or any part of the share or securities of any such Company as aforesaid.

     (x) to sell or otherwise dispose of the whole or any part of the undertaking of the Company either together or in proportions for such consideration as the Company may think fit and in particular for shares debentures debenture stock or securities of any Company purchasing the same.

     (y) To procure the Company to be registered or recognised in any Colony or Dependency and in any foreign country state or place.

     (z) To distribute among the members of the Company in kind any property of the company and in particular any shares debentures debenture stock or securities of other Companies belonging to this Company or which this Company may have the power of dispensing.

     (aa) To support and subscribe to any charitable or public object and any institution society or club which may be for the benefit of the Company or for its employees or may be connected with any town or place where the Company carries on business to give pension gratuities or charitable aid to any person or persons who may have served the Company including Directors or ex-directors or to wives children or other relatives of such persons to make payments towards insurance and to form and contribute to provident and benefit funds for the benefit of any person employed by the Company including Directors and ex-directors.

     (bb) To lend money and negotiate loans to draw accept endorse discount buy sell and deal in bills of exchange promissory notes bonds debentures coupons and other negotiable instruments and securities to issue on commission subscribe for take acquire and hold sell exchange and deal in shares stocks bonds obligations or securities of any government authority or company to form promote subsidise and assist companies syndicates and partnerships of all kinds to give any guarantee for the payment of money or the performance of any obligation or undertaking to undertake and execute any trusts to acquire improve manage work develop exercise all rights in respect of lease mortgage sell dispose of turn to account and otherwise deal with property of all kinds and in particular land buildings concessions patents business concerns and undertakings to enter into any arrangement with any governments or authorities supreme municipal local or otherwise that may seem conducive to the Company's objects or any of then and to obtain from any such government or authority any rights privileges and concessions which the Company may think it desirable to obtain and to carry out exercise and comply with any such arrangements rights privileges and concessions and generally to carry on and undertake any business undertaking transaction or operation commonly carried on or undertaken by bankers capitalists promoters financiers concessionaires commission agents and estate agents in all or any of their branches.

     (cc) To provide indemnify for and to guarantee and to undertake the debts contracts liabilities and obligations of any person firm company or corporation upon such terms and conditions as to the Company may seem expedient for such consideration as may be agreed upon or without consideration and to secure such indemnity guarantee or undertaking by any means or by any form of security as shall be deemed necessary or be required whether or not with the assets of the company.

     (dd) To purchase or by other means acquire and protect prolong and renew whether in the Country or elsewhere any patents patent rights brevets d'invention licences protections and concessions which may appear likely to be advantageous and useful to the Company and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same and to expend money in experimenting upon and testing and in improving or seeking to improve any patents inventions or rights which the Company may acquire or propose to acquire.

     (ee) To adopt such means of making known the business and products of the Company as may seem expedient and in particular by advertising in the press by circulars by purchase and exhibition of works of art or interest by publications of books and periodicals and by granting prizes regards and donations.

     (ff) To obtain any provisional order or Act of Parliament or Act for enabling the Company to carry its objects into effect or for effecting any modification of the company's constitution or for any other purpose which may seem expedient and to oppose any proceedings or application which may seem calculated directly or indirectly to prejudice the Company.

     (gg) To sell improve manage develop exchange lease mortgage dispose of turn to account or otherwise deal with all or any part of the property and rights of the Company.

     (hh) To pay for any expense incurred in connection with the formation promotion and incorporation of the Company or to contract with any person firm or brokers and others for underwriting selling placing or guaranteeing the subscription of any shares debentures debenture stock or securities of this company.

     (ii) To do all such other things as are incidental or conducive to the attainment of the above objects.

     (jj) All or any of the before mentioned business may be carried on in the country or any other part of the world.

     (kk) To do all or any of the above things in any part of the world and as and as principals agents trustees contractors or otherwise and by or through trustees agents sub-contractors and either alone or in conjunction with others.

            It is hereby declared that the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be independent main objectives and shall be in no wise limited or restricted in reference to or interference from the terms of any other paragraph or the name of the Company.

4.   The liability of the members is limited.

5. The capital of the Company is $ 100,000.00 divided into 100,000 shares of $1.00 each and the Company shall have power to divide the shares in the capital for the time being into several classes including Employee Shares and attach thereto respectively any preferential deferred qualified or other special rights privileges or conditions whether in regard to dividends voting return of capital attendance and/or voting at annual or general meetings transfer and transmission redemption accounts or otherwise as the Company may from time to time by special resolution determine Provided Always that if and whenever the capital of the Company is divided into shares of different classes the rights attached to any class may be varied by the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of shares of that class provided that at every such separate general meeting the quorum shall be two persons at least holding or representing by proxy three fourths of the issued shares of that class and the Company shall have power from time to time subject to the provisions of any Ordinance or Act of Law to increase the Capital of the Company or to reduce the capital for the time being by paying off capital or cancelling capital which is unpresented by available assets or reducing the liability and the shares or otherwise as may seem expedient and capital may be paid off upon the footing that it may be called up again or otherwise.

     We the several persons whose names addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.


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Names, addresses and description                          Number of shares taken by each
     of Subscribers                                             Subscriber
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

              Dhanwantiya Sawh
              75 Broadway                                          ONE
              San Fernando
              Solicitor's Clerk

              Sati Bridgnath
              75 Broadway                                          ONE
              San Fernando
              Solicitor's Clerk
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


     Dated this 17th day of May, 1983.

Witness to the above signatures:-

     Garnet Mungalsingh
     75 Broadway
     San Fernando
     Solicitor